Exhibit 99.1

Multi Packaging Solutions Announces Second Quarter Results

New York, NY, February 13, 2017 – Multi Packaging Solutions International Limited (NYSE: MPSX), (“MPS” or the “Company”), a global leader in value-added print and packaging solutions for the branded consumer, healthcare, and multi-media markets, today announced results for its second quarter ended December 31, 2016.

2Q FY 2017 vs. 2Q FY 2016:

•	GAAP net sales of $386.1 million vs. $429.4 million
▪	Negative foreign exchange impact of $20.9 million
•	GAAP operating income of $24.9 million vs. $7.1 million
•	GAAP net income (loss) attributable to MPS of $(1.1) million vs. $(7.9) million
•	GAAP net income (loss) attributable to MPS of $(0.01) per share vs. $(0.11) per share
•	Non GAAP net income attributable to MPS of $11.6 million vs. $18.9 million
•	Non GAAP net income attributable to MPS of $0.15 per share vs. $0.26 per share
•	Adjusted EBITDA of $57.5 million vs. $69.4 million
▪	Negative foreign exchange impact of $2.3 million
•	Adjusted EBITDA margin of 14.9% vs. 16.2%

YTD FY 2017 vs. YTD FY 2016:

•	GAAP net sales of $794.0 million vs. $888.4 million
▪	Negative foreign exchange impact of $38.3 million
•	GAAP operating income of $52.6 million vs. $47.8 million
•	GAAP net income attributable to MPS of $12.1 million vs. $5.1 million
•	GAAP net income attributable to MPS of $0.16 per share vs. $0.08 per share
•	Non GAAP net income attributable to MPS of $24.6 million vs. $37.0 million
•	Non GAAP net income attributable to MPS of $0.32 per share vs. $0.55 per share
•	Adjusted EBITDA of $117.6 million vs. $146.6 million
▪	Negative foreign exchange impact of $4.8 million
•	Adjusted EBITDA margin of 14.8% vs. 16.5%

2Q and Recent Activity

•	Completed acquisitions of i3 Plastic Cards (North America transaction card market) and AJS (European label market)
▪	Combined trailing 12 months revenue of acquired businesses was $25 million
•	Completed debt refinancing transaction in October 2016 resulting in annual run rate savings to interest expense of approximately $10 million
•	Announced closure of Louisville, Kentucky media plant and Portsmouth, United Kingdom tobacco plant
•	Announced that a definitive agreement was reached with WestRock Company to acquire all of the outstanding shares of MPS

Marc Shore, Chief Executive Officer, commented “As expected, we continued to face headwinds in our fiscal 2nd quarter.  Notwithstanding, we have taken several steps to drive organic growth and operational improvements.  We completed two strategic acquisitions during the quarter and continue to pursue other opportunities.   Furthermore, we announced the acquisition of Multi Packaging Solutions with WestRock.  We believe this acquisition will further enhance our offering to our customers and have long-term benefit for our employees.”

Discussion of Fiscal 2017 Second Quarter Results

The Company completed its initial public offering in October 2015, and the comparability of certain amounts below, such as operating income, interest expense and earnings per share are significantly impacted on a year over year basis due to the offering.

GAAP net sales for 2Q FY 2017 were $386.1 million vs. net sales for 2Q FY 2016 of $429.4 million, which includes negative foreign exchange effects in 2Q FY 2017 of $20.9 million when compared to the prior year period. On a segment basis, North American sales decreased $20.0 million from the prior year principally due to the decline in the multi-media market and some weakness in the consumer market due to weaker transaction card sales. European sales decreased $19.9 million principally due to foreign exchange. Sales in Europe decreased by $6.8 million for tobacco and certain drinks customers, which was offset by stonger healthcare sales, which on a constant currency basis increased approximately 7%. Asia sales decreased $3.3 million principally due to foreign exchange and some weakness in the consumer market due to reduced demand from certain customers.

Gross profit percentage in 2Q FY 2017 was 21.4% compared to 22.3% in the prior year. The decline is principally due to the mix of sales and lower sales impacting absorption in the current quarter as compared to the prior year period.

GAAP operating income for 2Q FY 2017 was $24.9 million vs. $7.1 million for 2Q FY 2016. Operating income in the prior year period was most significantly impacted by the recording of $27.2 million of stock based and deferred compensation expense principally associated with the vesting of incentive units held by employees at the date of the Company’s initial public offering.

Cash balances as of December 31, 2016 were $44.6 million. There were no amounts outstanding under the Company’s revolving credit facility as of that date. Total debt, net of cash, was $843.7 million including deferred finance fees and debt discount of $15.7 million. In December, the Company made a voluntary prepayment of debt of $15.0 million.  At December 31, 2016, trailing twelve months acquisition adjusted pro forma EBITDA was $228.7 million, and the pro forma leverage ratio was 3.81.

Acquisition by WestRock Company

On January 24, 2017, the Company and WestRock Company announced that a definitive agreement was reached for WestRock to acquire all of the outstanding shares of MPS for $18.00 per share in cash and the assumption of an estimated $873 million in net debt, for a total enterprise value of $2.28 billion. The transaction is subject to a vote by MPS’ shareholders and is expected to close in the Company’s fourth fiscal quarter, subject to the receipt of applicable regulatory approvals and other customary closing conditions. The two largest shareholders of MPS, representing approximately 57% of the shares outstanding, have agreed to vote all of their shares in favor of the transaction.

Non GAAP Financial Measures

The historical financial information included in this presentation includes financial information that is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”), including Adjusted Net Income, Adjusted Operating Income, Adjusted EBITDA, Free Cash Flow, Adjusted Free Cash Flow and proforma Adjusted EBITDA. Management uses these non GAAP financial measures in the analysis of financial and operating performance because they assist in the evaluation of underlying trends in our business.  Our use of the terms Adjusted Net Income, Adjusted Operating Income, Adjusted EBITDA, Free Cash Flow, Adjusted Free Cash Flow and proforma Adjusted EBITDA may differ from that of others in our industry. These items should not be considered as alternatives to net income (loss), operating income (loss), or any other performance measures prepared in accordance with GAAP as measures of operating performance or operating cash flows or as measures of liquidity. Adjusted Net Income, Adjusted Operating Income, Adjusted EBITDA, Free Cash Flow, Adjusted Free Cash Flow and proforma Adjusted EBITDA have important limitations as analytical tools and should be considered in conjunction with, and not as substitutes for, our results as reported under GAAP. This presentation includes a reconciliation of certain non GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP.

About Multi Packaging Solutions

Multi Packaging Solutions is a leading global provider of value-added packaging solutions to a diverse customer base across the healthcare, consumer and multi-media markets.  MPS provides its customers with an extensive array of print-based specialty packaging solutions, including premium folding cartons, inserts, labels and rigid packaging across a variety of substrates and finishes. MPS has manufacturing locations across North America, Europe and Asia.

Cautionary Statement Concerning Forward-Looking Statements

This release contains certain forward-looking statements regarding MPS and its subsidiaries. All of these statements are based on management’s expectations as well as estimates and assumptions prepared by management that, although they believe to be reasonable, are inherently uncertain. These statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of MPS’ control that may cause its business, industry, strategy, financing activities or actual results to differ materially. MPS undertakes no obligation to update or revise any of the forward looking statements contained herein, whether as a result of new information, future events or otherwise.

Contact:

Multi Packaging Solutions

Richard Zubek, Investor Relations

646-885-0165

ir@multipkg.com

Source: Multi Packaging Solutions International Limited

MPSX-IR

Multi Packaging Solutions International Limited And Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share amounts)

	December 31,	June 30,
	2016	2016
	(unaudited)
Current assets
Cash and cash equivalents	$44,644	$44,769
Accounts receivable, net	234,115	237,179
Inventories	155,877	165,617
Prepaid expenses and other current assets	26,189	30,742
Total current assets	460,825	478,307

Property, plant and equipment
Land	48,390	52,093
Buildings and improvements	67,173	65,827
Machinery and equipment	391,157	393,206
Furniture and fixtures	15,852	15,580
Construction in progress	19,054	12,689
Total	541,626	539,395
Less: Accumulated depreciation	(176,835)	(155,700)
Total property, plant and equipment, net	364,791	383,695

Other assets
Intangible assets, net	312,429	340,858
Goodwill	474,595	464,714
Deferred income taxes	6,787	7,210
Other assets	30,445	32,806
Total assets	$1,649,872	$1,707,590

Current liabilities
Accounts payable	$166,233	$171,935
Payroll and benefits	29,542	36,977
Other current liabilities	37,767	40,892
Current portion of long-term debt	8,385	7,307
Income taxes payable	8,094	4,489
Total current liabilities	250,021	261,600

Long-term debt, less current portion	879,974	900,516
Deferred income taxes	68,725	72,625
Other long-term liabilities	30,446	29,955
Total liabilities	1,229,166	1,264,696

Shareholders’ equity
Authorized share capital – $1.00 par value, 1,000,000,000 shares authorized
Preference shares – no shares issued	—	—
Common shares – 77,695,438 and 77,452,946 issued	77,695	77,453
Additional paid-in capital	474,331	469,698
Accumulated deficit	(31,109)	(43,233)
Accumulated other comprehensive loss	(101,063)	(63,290)
Total Multi Packaging Solutions International Limited shareholders’ equity	419,854	440,628
Noncontrolling interest	852	2,266
Total shareholders’ equity	420,706	442,894
Total liabilities and shareholders’ equity	$1,649,872	$1,707,590

Multi Packaging Solutions International Limited And Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Income

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net sales	$386,126	$429,357	$793,951	$888,408

Cost of goods sold	303,493	333,632	626,974	693,342
Gross profit	82,633	95,725	166,977	195,066

Selling, general and administrative expenses
Selling, general and administrative expenses	55,955	59,306	111,980	117,890
Stock based and deferred compensation expense	1,225	27,232	1,534	26,960
Transaction related expenses	538	2,064	822	2,414
Total selling, general and administrative expenses	57,718	88,602	114,336	147,264

Operating income	24,915	7,123	52,641	47,802

Other income (expense), net	2,970	100	5,907	(3,535)
Debt extinguishment charges	(16,569)	(3,867)	(16,569)	(3,867)
Interest expense	(12,903)	(16,016)	(27,545)	(34,745)
Total other expense, net	(26,502)	(19,783)	(38,207)	(42,147)

Income (loss) before income taxes	(1,587)	(12,660)	14,434	5,655

Income tax (expense) benefit	57	4,656	(3,095)	(575)

Consolidated net income (loss)	(1,530)	(8,004)	11,339	5,080

Net loss attributable to noncontrolling interest	405	87	785	10

Net income (loss) attributable to shareholders of Multi Packaging Solutions International Limited	$(1,125)	$(7,917)	$12,124	$5,090

Net income (loss) attributable to shareholders of Multi Packaging Solutions International Limited per share:
Basic	$(0.01)	$(0.11)	$0.16	$0.08
Diluted	$(0.01)	$(0.11)	$0.16	$0.08

Weighted-average number of common shares outstanding:
Basic	77,604	73,826	77,528	67,817
Diluted	77,604	73,826	77,528	67,817

Other comprehensive income (loss)
Cumulative foreign currency translation adjustment	$(27,629)	$(11,880)	$(36,497)	$(21,572)
Adjustment on available-for-sale securities	4	(5)	(12)	(22)
Pension adjustments	(775)	662	(1,264)	1,454
Total other comprehensive loss	(28,400)	(11,223)	(37,773)	(20,140)

Comprehensive income (loss)	(29,930)	(19,227)	(26,434)	(15,060)
Comprehensive loss (income) attributable to non-controlling interests	405	—	785	(17)
Comprehensive income (loss) attributable to shareholders of Multi Packaging Solutions International Limited	$(29,525)	$(19,227)	$(25,649)	$(15,077)

Multi Packaging Solutions International Limited And Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended December 31,
	2016	2015
Operating Activities
Net income	$11,339	$5,080
Adjustments to reconcile net income to net cash and cash equivalents provided by operating activities:
Depreciation expense	32,925	37,930
Amortization expense	25,218	28,108
Amortization of deferred financing fees	2,043	2,227
Debt extinguishment non-cash charges	3,296	3,867
Deferred income taxes	(2,175)	(5,243)
Stock compensation	1,246	25,962
Unrealized foreign currency (gain) loss	(4,801)	1,715
Other	(2,074)	850
Change in assets and liabilities:
Accounts receivable	(3,313)	(8,273)
Inventories	3,188	2,421
Prepaid expenses and other current assets	3,581	369
Other assets	(639)	(4,239)
Accounts payable	308	(8,572)
Payroll and benefits	(6,170)	(12,160)
Other current liabilities	(4,952)	(4,789)
Income taxes payable	3,744	(894)
Other long-term liabilities	(1,900)	(1,543)
Net cash and cash equivalents provided by operating activities	60,864	62,816

Investing Activities
Additions to property, plant and equipment	(26,047)	(24,507)
Additions to intangible assets	(74)	(68)
Proceeds from sale of assets	1,493	1,003
Acquisitions of businesses, net of cash acquired	(28,273)	(2,496)
Net cash and cash equivalents used in investing activities	(52,901)	(26,068)

Financing Activities
Proceeds from initial public offering	—	186,424
Payments of offering costs	—	(6,125)
Proceeds from issuance of long-term debt	218,900	—
Proceeds from short-term borrowings	24,317	41,619
Payments on short-term borrowings	(24,317)	(40,876)
Payments on long-term debt	(221,256)	(216,809)
Debt issuance costs	(3,985)	—
Net cash and cash equivalents used in financing activities	(6,341)	(35,767)

Effect of exchange rate changes on cash and cash equivalents	(1,747)	2,389
Increase (decrease) in cash and cash equivalents	(125)	3,370
Cash and cash equivalents—beginning	44,769	55,675
Cash and cash equivalents—ending	$44,644	$59,045

Multi Packaging Solutions International Limited And Subsidiaries

Reconciliation of Non‐GAAP Results

Adjusted EBITDA, Adjusted Operating Income and Adjusted Net Income

Non-GAAP Adjusted EBITDA	Three Months Ended		Six Months Ended
	December 31,		December 31,
(amounts in thousands)	2016	2015	2016	2015
Consolidated net income	$(1,530)	$(8,004)	$11,339	$5,080
Depreciation and amortization	28,702	32,727	58,143	66,038
Interest expense	12,903	16,016	27,545	34,745
Income tax expense	(57)	(4,656)	3,095	575
EBITDA	40,018	36,083	100,122	106,438

Adjustments related to operating income
Transaction related expenses	538	2,064	822	2,414
Stock based and deferred compensation expenses	1,225	27,232	1,534	26,960
Purchase accounting adjustments	122	292	350	623
Restructuring related costs	3,785	750	6,653	3,576
(Gain) loss on sale of fixed assets	(1,090)	168	(983)	362
Other adjustments to operating income	(656)	(951)	(1,563)	(1,406)
Adjustments related to operating income (A)	3,924	29,555	6,813	32,529

Adjustments related to non-operating income
Foreign currency (gains) losses	(2,275)	473	(4,715)	3,340
Debt extinguishment charges	16,569	3,867	16,569	3,867
Other adjustments to non-operating income	(695)	(572)	(1,192)	428
Adjustments related to non-operating income	13,599	3,768	10,662	7,635

Total adjustments (B)	17,523	33,323	17,475	40,164

Adjusted EBITDA	$57,541	$69,406	$117,597	$146,602

Pre-acquisition Adjusted EBITDA	(405)	326	1,800	722
Proforma Adjusted EBITDA	$57,136	$69,732	$119,397	$147,324

Non-GAAP Adjusted Operating Income	Three Months Ended		Six Months Ended
	December 31,		December 31,
(amounts in thousands)	2016	2015	2016	2015
Operating income	$24,915	$7,123	$52,641	$47,802
Adjustments related to operating income (A)	3,924	29,555	6,813	32,529
Adjusted operating income	$28,839	$36,678	$59,454	$80,331

Non-GAAP Adjusted Net Income	Three Months Ended		Six Months Ended
	December 31,		December 31,
(amounts in thousands, except per share data)	2016	2015	2016	2015
Consolidated net income	$(1,530)	$(8,004)	$11,339	$5,080
Adjustments related to net income (B)	17,523	33,323	17,475	40,164
Tax impact of adjusting entries	(4,808)	(6,515)	(4,953)	(8,258)
Adjusted net income	11,185	18,804	23,861	36,986

Net loss attributable to noncontrolling interest	405	87	785	10
Adjusted net income attributable to shareholders of Multi Packaging Solutions International Limited	$11,590	$18,891	$24,646	$36,996

Weighted average number of common shares outstanding – diluted	77,604	73,826	77,528	67,817

Adjusted net income per share	$0.15	$0.26	$0.32	$0.55

Multi Packaging Solutions International Limited And Subsidiaries

Net Sales by Segment and Market

	Three Months Ended
	December 31,
(amounts in thousands)	2016	2015
North America
Consumer	$81,340	$88,297
Healthcare	65,490	67,259
Multi-Media	34,579	45,889
	$181,409	$201,445

Europe
Consumer	$102,289	$116,545
Healthcare	73,594	77,761
Multi-Media	5,224	6,665
	$181,107	$200,971

Asia
Consumer	$18,160	$21,907
Healthcare	5,450	5,034
	$23,610	$26,941

Total	$386,126	$429,357

	Six Months Ended
	December 31,
(amounts in thousands)	2016	2015
North America
Consumer	$161,587	$167,587
Healthcare	135,912	142,912
Multi-Media	73,210	106,478
	$370,709	$416,977

Europe
Consumer	$211,284	$253,700
Healthcare	151,028	154,653
Multi-Media	14,468	14,031
	$376,780	$422,384

Asia
Consumer	$35,091	$38,799
Healthcare	11,371	10,248
	$46,462	$49,047

Total	$793,951	$888,408

Multi Packaging Solutions International Limited And Subsidiaries

Free Cash Flow and Adjusted Free Cash Flow Reconciliation

The Company defines Free Cash Flow as cash provided by operating activities (a GAAP measure) less capital expenditures, plus proceeds from sale of assets.  The Company views Free Cash Flow as an important measure because it is one factor in evaluating the amount of cash available for discretionary investments and repayment of outstanding borrowings. For the three and trailing twelve months ended December  31, 2016 and 2015, Free Cash Flow was calculated as follows:

	Three Months Ended December 31,		Trailing 12 Months Ended December 31,
(amounts in thousands)	2016	2015	2016	2015

Net cash and cash equivalents provided by operating activities	$45,800	$29,797	$130,720	$130,390
Additions to property, plant and equipment	(19,402)	(12,186)	(60,494)	(59,836)
Proceeds from sale of assets	1,448	678	4,716	7,309
Free Cash Flow	$27,846	$18,289	$74,942	$77,863

As supplemental information, the Company also provides Adjusted Free Cash Flow, which is defined as Adjusted EBITDA less capital expenditures, plus proceeds from sale of  assets, less cash interest paid, cash tax paid, core working capital changes (accounts reveivable, accounts payable, inventory) and payments made related to the funding of the UK Field pension plan. The Company views Adjusted Free Cash Flow as an important measure because it is one factor in evaluating the amount of cash generated by the core business operations.

	Three Months Ended December 31,		Trailing 12 Months Ended December 31,
(amounts in thousands)	2016	2015	2016	2015

Adjusted EBITDA	$57,541	$69,406	$225,298	$257,934
Less: Capital Expenditures	(19,402)	(12,186)	(60,494)	(59,836)
Plus: Proceeds from sale of assets	1,448	678	4,716	7,309
Less: Cash Interest	(11,806)	(15,431)	(53,466)	(67,671)
Less: Cash Taxes	(1,242)	(5,141)	(7,806)	(11,205)
Less: Change in Core Working Capital (1)	19,195	(1,535)	10,324	8,697
Less: Pension Payments (2)	—	(2,273)	(5,597)	(9,130)
Adjusted Free Cash Flow	$45,734	$33,518	$112,975	$126,098

(1)	Represents the impact of total cash flows associated with the change in accounts receivable, inventory and accounts payable, as per the Consolidated Statements of Cash Flows
(2)	Represents cash payments made for the Field Group Pension Plan in the United Kingdom